EXHIBIT 10.4(c)

                                   ASSIGNMENT

        WHEREAS, I, Mark L. Witten, a citizen of the United States, residing at 7032 E. Rosewood Street, Tucson, Arizona 85710, have invented certain new and useful improvements in the following matters for which applications for Letters Patent have been filed on the dates indicated in the United States:


        Title                                       Serial No.             Filing Date
        -----                                       ----------             -----------
        Substance P Induces Hair Growth             60/433,996             December 18, 2002

        Acute Respiratory Distress Syndrome         60/462,316             April 14, 2003

        Acute Respiratory Syndromes                 60/465,266             April 25, 2003

        Anti-Aging Effects of Substance P           60/565,021             April 26, 2004

        Method to Promote Wound Healing             60/622,015             October 27, 2004


and in other jurisdictions:
        Title                                       Serial No.             Filing Date
        -----                                       ----------             -----------
        Stimulation of Hair Growth                  PCT/US2003/040259      December 18, 2003

        Acute Respiratory Syndromes                 PCT/US2004/011399      April 14, 2004




        WHEREAS, ImmuneRegen BioSciences, Inc., a Delaware corporation, having a place of business at 4021 N. 75th Street, Suite 201, Scottsdale, Arizona 85251, is desirous of acquiring the entire right, title and interest in and to the aforesaid invention and in and to any Letters Patent of the United States or any foreign country which may be granted therefor;

        NOW THEREFORE, for good and valuable consideration, I, Mark L. Witten by these presents do sell, assign, and transfer unto ImmuneRegen BioSciences, Inc., its successors, legal representatives and assigns, my full right to the said invention as described in the said application, and my entire right, title and interest in and to any and all Letters Patent which may be granted therefor in the United States and its territorial possessions and in any and all foreign countries and in and to any and all divisions, reissues, continuations and extensions thereof;

        AND I HEREBY authorize and request the Commissioner of Patents and Trademarks or any other proper officer or agency of any country to issue all said Letters Patent to said assignee;

        AND I HEREBY warrant and covenant that I have full right to convey my entire interest herein assigned and that I have not executed and will not execute any instrument or assignment in conflict herewith;

        AND I HEREBY agree to communicate to said assignee or its representatives any facts known to me respecting said invention, to execute all divisional, continuation, reissue and foreign applications, sign all lawful documents and make all rightful oaths relating to said invention, and to testify in any judicial or administrative proceeding and generally do everything possible to aid the said assignee to obtain and enforce said Letters Patent in the United States or any foreign country when requested so to do by said assignee.

        IN WITNESS WHEREOF, I have hereunto set our hand and seal.

Date: February 23, 2005                            Inventor: /s/ Mark L. Witten
     --------------------------                    -----------------------------
                                                                 Mark L. Witten